INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 2-75843, 2-91475, 33-20308, 33-27657, 33-63608, 333-24605, 333-81963, 333-85841,
333-94349, 333-83116 and 333-91198 of International Game Technology on Form S-8 and in Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-67928 of International Game Technology on Form S-4 of our report dated November 5, 2002, appearing in this Annual Report on Form 10-K of International Game Technology for the year ended September 28, 2002.


DELOITTE & TOUCHE LLP

Reno, Nevada
December 18, 2002